As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SoundHound AI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	86-1286799
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5400 Betsy Ross Drive
Santa Clara, CA 95054
Telephone: (408) 441-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Keyvan Mohajer

Chief Executive Officer

SoundHound AI, Inc.

5400 Betsy Ross Drive

Santa Clara, CA 95054

Telephone: (408) 441-3200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Luke Bergstrom Max Schleusener Lauren Lefcoe Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111 (415) 391-0600	Monica Greenberg Chief Legal & Administrative Officer LivePerson, Inc. 530 7th Avenue, Floor M1 New York, NY 10018 (212) 609-4200	Philip Richter Mark Hayek Adam Cohen Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 (212) 859-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-296284

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-4 is being filed with respect to the registration of the issuance of an additional 726,888 shares of Class A common stock, par value $0.0001 per share, of SoundHound AI, Inc., a Delaware corporation (“SoundHound”), to certain stockholders of LivePerson, Inc., a Delaware corporation (“LivePerson”), immediately following the merger of Lightspeed Merger Sub, Inc., an indirect, wholly owned subsidiary of SoundHound (“Merger Sub I”), with and into LivePerson pursuant to the Amended and Restated Merger Agreement, dated July 2, 2026 (as it may be further amended from time to time, the “Merger Agreement”), by and among LivePerson, SoundHound, Merger Sub I and Lightspeed Merger Sub II Inc., an indirect, wholly owned subsidiary of SoundHound.

This Registration Statement relates to the SoundHound’s Registration Statement on Form S-4 (File No. 333-296284) (the “Prior Registration Statement”), initially filed by SoundHound on May 27, 2026, amended on July 2, 2026 and July 8, 2026, and declared effective by the Securities and Exchange Commission (the “Commission”) on July 9, 2026. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-4 (File No. 333-296284) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for SoundHound AI, Inc.
23.2	Consent of Ernst & Young LLP, independent auditor for Interactions Corporation
23.3	Consent of BDO USA, P.C., independent registered public accounting firm for LivePerson, Inc.
23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
99.1	Consent of Houlihan Lokey Capital, Inc., financial advisor for LivePerson, Inc.
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California on the 4th day of September, 2026.

SOUNDHOUND AI, INC.

By:	/s/ Dr. Keyvan Mohajer
Name: Dr. Keyvan Mohajer
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Dr. Keyvan Mohajer	Director, Chief Executive Officer (Principal Executive Officer)	September 4, 2026
Dr. Keyvan Mohajer

*	Director (Principal Financial and Accounting Officer)	September 4, 2026
James Hom

*	Director	September 4, 2026
Dr. Eric Ball

*	Director	September 4, 2026
Larry Marcus

*	Director	September 4, 2026
Diana Sroka

*	The undersigned, by signing his name hereto, signs this registration statement on behalf of the directors of the registrant above in front of whose name an asterisk appears pursuant to powers of attorney duly executed by such directors and filed with the SEC.

By:	/s/ Dr. Keyvan Mohajer
Dr. Keyvan Mohajer
Attorney-in-Fact

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